EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-89965, 333-101123, 333-101162, 333-12997, 033-55623 on Form S-8 of our report dated September 8, 2005, appearing in this Annual Report on Form 10-K of The L.S. Starrett Company and subsidiaries for the fiscal year ended June 30, 2007.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
September 17, 2007